EXHIBIT 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

NEW DRAGON ASIA CORP.

No. PAW-

This is to Certify That, FOR VALUE RECEIVED, __________________. (the “Original Holder”), or its assigns (together, the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from New Dragon Asia Corp, a Florida corporation with offices at Suite 2808, International Chamber of Commerce Fuhua Three Road, Shenzhen, China (the “Company”),_________________________________ fully paid, validly issued and nonassessable shares of common stock of the Company (the “Common Stock”). This Warrant is one of a series of placement agent warrants (collectively, the “Warrants”) originally issued to the placement agent and its designees in connection with a private placement of securities of the Company pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated _____________, among the Company and the purchasers as signatory thereto.

(a)    EXERCISE PERIOD. This Warrant shall be exercisable at any time or from time to time during the period commencing _______ (the “Initial Exercise Date”) through _____________ (the “Termination Date”). The period from the Initial Exercise Date through the Termination Date is herein referred to as the “Exercise Period.”

(b)    EXERCISE PRICE. The exercise price of this Warrant shall be $______ per share. The exercise price in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.” The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares.”

(c)    METHOD OF EXERCISE.

(1)    This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if the Termination Date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Company shall use its good faith efforts to deliver a certificate or certificates representing the Warrant Shares to the Holder within seven days after each such exercise of the Warrant and following the receipt of good and available funds registered in the name of the Holder or, subject to applicable securities laws, its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, together with a duly executed Purchase Form and payment of the Exercise Price for the number of Warrant Shares specified in such Purchase Form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(2)    Provided there is a current market price for the Common Stock as provided in Sections (e)(1) or (e)(2) below, the Holder may, at its option, exercise this Warrant at any time during the Exercise Period on a cashless basis by exchanging this Warrant, in whole or in part, into the number of Warrant Shares determined in accordance with this Section (c)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice of cashless election. In such event, the Company shall issue the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)/A

where:	X = the number of shares of Common Stock to be issued to Holder.
Y = the number of shares of Common Stock for which this Warrant is being exercised.
A = the current market value of one (1) share of Common Stock Current market value shall have the meaning set forth Section (e) below, except that for purposes hereof, the date of exercise, as used in such Section (e), shall mean the date the cashless exercise notice is received by the Company.
B = Exercise Price.

(d)    RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(e)    FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1)    If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The American Stock Exchange (”AMEX”), the current market value shall be the closing price of the Common Stock on such exchange or market on such trading day or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

(2)    If the Common Stock is not so listed or traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board (or its successor) on the last business day prior to the date of the exercise of this Warrant; or

(3)    If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(f)    EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(g)    RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(h)    ADJUSTMENT PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)    In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(2)    Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(3)    No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section (h)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

(4)    In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3), inclusive above.

(5)    Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

(i)    CONSOLIDATION OR MERGER. If the Company shall at any time consolidate or merge with any other corporation or transfer all or substantially all of its assets, then the Company shall deliver written notice to the Holder of such merger, consolidation, or sale of assets at least thirty (30) days prior to the closing of such merger, consolidation, or sale of assets and this Warrant shall terminate and expire immediately prior to the closing of such merger, consolidation, or sale of assets.

(j)    REGISTRATION RIGHTS. The holders of the Warrants and the Warrant Shares or their transferees shall have the registration rights set forth in Purchase Agreement entered into in connection with the private placement, the provisions of which are incorporated by reference herein in their entirety. In addition, the Purchase Agreement contains certain restrictions, including provisions related to the transfer and sale of this warrant and the Warrant Shares which are binding upon the Holder hereof.

(k)    REDEMPTION.

(1)    On not less than 20 days’ written notice (the “Redemption Notice”) to the registered holders of the Warrants (the “Registered Holders”), the Warrants may be redeemed, at the option of the Company, at a price of $.01 per Warrant (the “Call Price”), provided (i) the market price (determined in accordance with Section (e)(1) or (e)(2) hereof) shall exceed 300% of the Exercise Price for the 20 consecutive trading days ending on the fifth trading day prior to the date of the Redemption Notice (the “Trading Period”), (ii) the Common Stock shall have traded an average of not less than 50,000 shares per day during the Trading Period, (iii) the Warrant Shares have been registered for resale under the Securities Act or are otherwise freely salable in the public market pursuant to Rule 144(k) and (iv) the Warrants are then exercisable.

(2)    If the conditions set forth in Section (l)(1) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a Redemption Notice to each of the Registered Holders, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the Company’s records. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

(3)    The Redemption Notice shall specify (i) the Call Price, (ii) the date fixed for redemption (the “Redemption Date”), (iii) the place where the Warrant Certificates shall be delivered and the Call Price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(4)    Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Registered Holders shall have no further rights except to receive, upon surrender of the Warrant, the Call Price.

(5)    From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Call Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Call Price, shall cease.

(l)    MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the holders of at least a majority of the outstanding Warrants and Warrant Shares and such amendment, modification or waiver shall be binding upon the holder of this Warrant (and any assignee thereof) regardless of whether the Holder consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and a registered holder from consenting to modifications to this Warrant which affect or are applicable to such registered holder only.

(m)    SECURITIES LAWS. Upon any issuance of Warrant Shares upon exercise of this Warrant, the Company will be required to comply with the requirements of (1) the Securities Act, (2) the Securities Exchange At of 1934, as amended, (3) any applicable listing requirements of any national securities exchange, (4) any state securities regulation or “Blue Sky” laws, and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of Warrant Shares upon exercise of this Warrant, the Holder will give (x) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (y) sufficient representations, warranties and information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (z) the Holder’s cooperation to the Company in connection with such compliance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officers.

NEW DRAGON ASIA CORP.

By:  ______________________________
Name: Peter Mak
Title: Chief Financial Officer

Dated:

PURCHASE FORM

Dated ____________________

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing   shares of Common Stock of New Dragon Asia Corp. (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2) The undersigned elects to exercise the within Warrant on a cashless basis pursuant to the provisions of Section (c)(2) of the Warrant by checking below:
______ check if cashless exercise; or

(3) The undersigned encloses herewith a bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(4) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Subscriber

Print Name

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date

Signature